Registration No. 333-98541

  As filed with the Securities and Exchange Commission on ---------------.

                        REGISTRATION NO.
                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C. 20549
                               FORM SB-2/A-2
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              GRAFIX2GO, INC.
                              ---------------
               (Name of Small Business Issuer in its Charter)

     Nevada                    --------------                   37-1423359
-----------------       ---------------------------      ------------------
(State or Other         (Primary Standard Industrial      (I.R.S. Employer
 Jurisdiction of            Classification Code         Identification No.)
 Incorporation or                 Number)

               2211 North Fairfield Road, Layton, Utah 84041
                               (801) 771-0694
              ------------------------------------------------
 (Address and Telephone Number of Registrant's Principal Place of Business)


                                 Copies to:
                          Ronald L. Poulton, Esq.
                             Poulton & Yordan
                    136 East South Temple, Suite 1700-A
                        Salt Lake City, Utah  84111
                               (801) 355-1341

Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ] _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] _______________


                      CALCULATION OF REGISTRATION FEE

_____________________________________________________________________________________
                                          Proposed        Proposed
Title of each                             Maximum         Maximum
Class of             Number of            Offering        Aggregate     Amount of
Securities to        Securities to        Price           Offering      Registration
be Registered        be Registered        Per Share       Price (1)     Fee (1)
_____________________________________________________________________________________

Common Stock         200,000              $1.00           $200,000      $18.40

Shares of Common
Stock Underlying
Series A Convertible
Preferred Shares     100,000 (2)           1.00            100,000      $ 9.20

Shares of Common
Stock Underlying
Series B Convertible
Preferred Shares      36,000 (2)           1.00             36,000      $ 3.31

_____________________________________________________________________________________

     TOTAL                                                $336,000      $30.91
_____________________________________________________________________________________

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(2) Shares of common stock issuable by registrant from time to time upon conversion of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.



                                 GRAFIX2GO

             Maximum Offering:  200,000 shares of common stock
                      Offering Price: $1.00 per share
___________________________________________________________________________

Grafix2Go                                    This is our initial public
2211 North Fairfield Road                    offering.  No public market
Layton, Utah 84041                           market currently exists for
                                             our shares, although we intend
The Offering                                 to apply for listing on the
                                   Total     Over-The-Counter Bulletin
                         Per Share Maximum   Board in the future.  We know
                         --------- -------   of no market makers for our
Public Price . . . . .   $1.00     $200,000  common stock.  The offering
Underwriting                                 price may not reflect the
   Discounts . . . . .   -0-       -0-       market price of our shares
Maximum                                      after the offering.
Proceeds to us . . . .   $1.00     $200,000*
                                             There is no minimum offering
                                             amount and no escrow of funds.
___________________________________________________________________________

     INVESTING IN THESE SHARES INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD EXPECT IMMEDIATE SUBSTANTIAL DILUTION. EVEN IF WE SUCCEED IN RAISING THE MAXIMUM AMOUNT IN THE OFFERING, IT MAY NOT BE SUFFICIENT TO ENABLE US TO FULLY COMMENCE OUR PROPOSED BUSINESS OPERATIONS WITHOUT ADDITIONAL FUND RAISING. (SEE "RISK FACTORS" PAGE 7.) THE SHARES OFFERED SHOULD NOT BE PURCHASED BY ANY INVESTOR WHO CANNOT AFFORD TO SUSTAIN THE TOTAL LOSS OF THEIR INVESTMENT.

     THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY NOR HAS THE COMMISSION OR ANY AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                    -----------------

     This offering is self underwritten and will be managed by us. The shares will be offered and sold by our officers and directors without discounts or other commissions.

     This offering will commence with the date of this prospectus and will end 120 days from that date, unless terminated earlier by us. There will be no extensions of time in which to continue this offering.



                 THE DATE OF THIS PROSPECTUS IS ____, 2003.

*Proceeds to Grafix2Go are shown before deducting estimated offering costs of $25,000 including legal and accounting fees and printing costs payable by Grafix2Go.



                             TABLE OF CONTENTS

                                                                       Page
                                                                       ----

Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Determination of Offering Price. . . . . . . . . . . . . . . . . . . . . 12
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Comparative Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . . 14
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Directors, Executive Officers, Promoters and Control Persons . . . . . . 15
Security Ownership of Certain Beneficial Owners and Management . . . . . 16
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . 18
Interest of Named Experts and Counsel. . . . . . . . . . . . . . . . . . 20
Disclosure of Commission Position of Indemnification for Securities
     Act Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Organization Within Last Five Years. . . . . . . . . . . . . . . . . . . 21
Description of Business. . . . . . . . . . . . . . . . . . . . . . . . . 21
Management's Discussion and Analysis of Financial Condition
     and Results of Operations . . . . . . . . . . . . . . . . . . . . . 25
Description of Property. . . . . . . . . . . . . . . . . . . . . . . . . 28
Certain Relationships and Related Transactions . . . . . . . . . . . . . 28
Market for Common Equity and Related Stockholders Matters. . . . . . . . 29
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . 30
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . 31
Changes in and Disagreements with Accountant Disclosure. . . . . . . . . 44



                             PROSPECTUS SUMMARY

                                THE COMPANY

     Many people, organizations, and companies have a need to disseminate information to customers, clients, decision makers, students or trainees. Typically, this need has been met through printed materials, occasionally through audio and video cassettes and the internet, and in some instances through compact interactive computer discs ("CDs"). We are a start up company in the business of producing interactive CD presentations.

     Our Service
     -----------

     An interactive CD is a CD-ROM programmed to present information incorporating visual and audio techniques to create an interactive presentation. The interactivity of the CD gives it applications in a number of fields ranging from marketing to education. To use an interactive CD, a viewer inserts the CD into his or her computer. The viewer may view the contents of the CD from start to finish like a video tape, or the viewer can pick and choose what information he or she wishes to receive in any order he or she chooses. Moreover, the CD can be programmed to change the presentation based on input from the viewer.

     Marketing and Principal Markets
     -------------------------------

     To date, we have produced interactive CDs for a limited number of clients. To become an economically viable business we must increase the number of clients hiring us to produce interactive CD presentations. Following completion of this offering we will implement a marketing campaign targeted primarily at residential and commercial contractors, finish carpenters, educators and trainers and business financial analysts. Initially, we intend to focus our sales and marketing efforts in Utah, Idaho, Wyoming and Arizona. The extent of our marketing campaign will be dependent on the amount of funds we raise in this offering.

     If we raise at least $50,000 in this offering, we will undertake a limited marketing campaign, that will include the creation and production of up to 1,000 copies of a demonstrational interactive CD for distribution to specific targeted potential clients. Following distribution, our officers will make follow up sales calls to these potential clients to gauge interest and to make sales. If we raise at least $100,000, we will expand our marketing campaign to include the distribution of up to 5,000 copies of a sample interactive CD and running targeted ads in trade association publications and newspapers. If we raise the full $200,000 in this offering we will undertake a much larger scale marketing campaign including the production of up to 10,000 copies of a demonstrational interactive CDs for distribution, having a presence at industry trade shows, participating in and conducting seminars and advertising in trade association publications and magazines. If we are unable to raise at least $50,000 in this offering, it is unlikely that we will be able implement a marketing campaign that is more extensive than the word of mouth marketing we have relied on to date.


     Production Process
     ------------------

     Once we have been hired by a client, we prepare a script for the CD presentation. This includes such things as layout, music, video work, interviews, graphic art, etc. We anticipate being able to meet most of our clients' presentation needs in-house, either through our databases of stored images, music, graphics, etc., or through the creative efforts of our officers. To the extent we cannot create a particular element in-house, we will contract with third parties to provide those elements. At this time we have no agreements, arrangements or contracts with any third parties to provide any services. Once the presentation is scripted and the individual elements prepared, all parts of the presentation are programmed together on the CD. The CD then goes through testing and final review by the client. Upon final approval from the client, we provide the client with a master CD for duplication and the design of the CD case. We do not provide duplication services. We do, however, provide our clients with referrals to a number of duplication service providers.

     Shares Outstanding Before and After the Offering
     ------------------------------------------------

     We currently have 800,000 common shares issued and outstanding. We have 100,000 shares of Series A Convertible Preferred Stock issued and outstanding, which is convertible to common stock at a rate of one share for one share. We also have 30,000 shares of Series B Convertible Preferred Stock issued and outstanding, which is convertible to common stock on the basis of 1.2 common shares for each share of preferred stock.

     Assuming we sell the maximum number of shares being offered hereby, the total number of issued and outstanding common stock would be 1,000,000 shares. Assuming we sell the maximum number of shares being offered hereby, and all of the holders of the issued and outstanding shares of Series A and Series B Convertible Preferred Stock convert to common stock, the total number of issued and outstanding common stock would be 1,136,000 shares.

     This offering is being conducted on a best efforts, self-underwritten basis by our officers and directors. There is no firm commitment by any party to purchase any shares in this offering. Our officers and directors may not be able to sell the entire offering, or any of the offering.

                                THE OFFERING

Securities Offered:                200,000 shares of common stock.

Offering Price:                    $1.00 per share.

Fiscal Year End                    December 31

                          SELECTED FINANCIAL DATA

     The following table summarizes certain of our selected historical financial data for the period from March 4, 2002 (date of inception) through March 31, 2003. Each prospective investor should carefully review the more detailed financial statements contained elsewhere in this prospectus. The summary financial information contained in the following table is derived from and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our audited and unaudited financial statements and the notes thereto appearing elsewhere in this prospectus.


     Balance Sheet Data
     ------------------
     Total Assets                         $    750
     Total Current Liabilities            $  4,115
     Shareholder Deficit                  $  3,365
     Net Tangible Book Value              $ (3,365)
     Net Tangible Book Value Per Share    $.00

     Operations Data
     ---------------
     Gross Profits                        $  17,394
     Expenses                             $  65,247
     Net Income (Loss)                    $ (47,818)
     Earnings (Loss) per share            $(.05)


                                RISK FACTORS
                                ------------

     AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF
     --------------------------------------------------------------------
RISK.  YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION
---------------------------------------------------------------------------
TO THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, INCLUDING
--------------------------------------------------------------------------
THE FINANCIAL STATEMENTS AND NOTES, PRIOR TO MAKING AN INVESTMENT IN
--------------------------------------------------------------------
GRAFIX2GO.
----------

     YOU RISK LOSS OF YOUR FULL INVESTMENT IF WE CONTINUE TO SUFFER LOSSES
     ---------------------------------------------------------------------
FROM OPERATIONS.
----------------
     Due to a lack of funds, we have commenced only limited operations and cannot afford to fully market our product until the proceeds of this offering are available. We have a limited operating history. Because we are just starting-up, we may suffer significant losses from which we cannot recover. We face all of the challenges of a new business enterprise, including but not limited to, locating suitable office space, engaging the services of qualified support personnel and consultants, establishing budgets, implementing appropriate financial controls and internal operating policies and procedures.

     ACCORDING TO THE REPORT FROM OUR INDEPENDENT AUDITOR, IF WE ARE UNABLE
     ----------------------------------------------------------------------
TO ESTABLISH SUFFICIENT REVENUE TO COVER OUR OPERATING COSTS YOU MAY LOSE
-------------------------------------------------------------------------
YOUR ENTIRE INVESTMENT.
-----------------------
     The report of our independent auditor on our financial statements for the year ended December 31, 2002, contains an explanatory paragraph which indicates that we have recurring losses from operations and currently lack sufficient revenues to cover our operating expenses. As of March 31, 2002 we have an accumulated deficit of $47,818. This report states that, because of these losses and insufficient revenues to cover our operating costs, there may be a substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, it is likely that your investment in our shares could become worthless. Moreover, this report, the existence of our recurring losses from operations and our insufficient revenue may make it more difficult for us to raise the additional financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in us.

     IF WE DO NOT RAISE AT LEAST $50,000 IN THIS OFFERING WE WILL HAVE
     -----------------------------------------------------------------
INSUFFICIENT FUNDS TO IMPLEMENT A MARKETING CAMPAIGN TO EDUCATE POTENTIAL
-------------------------------------------------------------------------
CLIENTS TO THE SERVICE WE OFFER.
--------------------------------
     To operate profitably, we need more clients. To date, we have not had significant operating capital and have primarily marketed our interactive CDs by word of mouth. We are dependent upon receipt of the proceeds of this offering to implement a marketing campaign to create awareness of the service we offer. Should we raise the maximum offering, we will recognize a gross amount of $200,000. We believe this amount will enable us to undertake a significant marketing campaign and continue operations for at least one year. If we do not raise at least $50,000, it is unlikely we will have sufficient funds to implement a marketing campaign any more extensive than the word of mouth marketing we have relied on up to this point. If we cannot implement at least a limited marketing campaign, we will be forced to continue to rely on revenue from CD sales and the efforts of our officers, which to this point have been insufficient to allow us to operate profitably. Even if the entire offering amount is raised, the amount of capital available to us will be extremely limited, and may be insufficient for us to create enough brand awareness and attract enough clients to operate profitably without additional fund raising. We have no commitments for additional funding beyond the proceeds we hope to be receive from this offering.

     IF OUR MARKETING CAMPAIGN IS UNSUCCESSFUL YOU COULD LOSE YOUR FULL
     ------------------------------------------------------------------
INVESTMENT.
-----------
     None of our officers are marketing experts and we have not retained nor have we budgeted for a marketing or advertising firm to assist us in marketing our interactive CDs. Moreover, we have done no significant market research in connection with the marketing of our interactive CDs. If, due to our lack of marketing experience, our marketing campaign does not generate sufficient sales to allow us to operate profitably, we will have to seek additional sources of funding to continue operations once the funds from this offering have been spent. We have no commitments for additional funding beyond the proceeds we hope to be receive from this offering. If we cannot obtain such additional funding, it is unlikely we will be able to continue operations.

     WE WILL REQUIRE OUR EMPLOYEES TO ENTER INTO CERTAIN EMPLOYMENT
     --------------------------------------------------------------
AGREEMENTS WHICH MAY MAKE IT MORE DIFFICULT TO HIRE QUALIFIED EMPLOYEES.
------------------------------------------------------------------------
IF WE CANNOT RETAIN QUALIFIED EMPLOYEES WE MAY BE UNABLE TO OPERATE
-------------------------------------------------------------------
PROFITABLY.
-----------
     Before we hire any employees, we will require them to enter into employment agreements that will include non-disclosure and non-compete agreements. We anticipate these agreements will be as restrictive as legally allowable. Qualified applicants may be unwilling to accept employment under such terms. If we are unable to find qualified employees willing to enter into such agreements our profitability could be adversely affected in several ways. If we cannot hire sufficient employees to create and fulfill demand for our CDs, we will be unable to produce sufficient revenue to operate profitably. Additionally, if we have to reduce the restrictive nature of our employment agreements to attract qualified employees, we will be greatly increasing the possibility that our own employees might steal our clients for their own benefit or the benefit of one or more of our competitors.

     THE RAPIDLY EVOLVING NATURE OF INFORMATION TECHNOLOGY AND DELIVERY
     ------------------------------------------------------------------
COULD SEVERELY NEGATIVELY IMPACT OUR ABILITY TO OPERATE PROFITABLY.
-------------------------------------------------------------------
     Information technology and delivery is rapidly changing and evolving as new technologies and applications are discovered. Changes in the way people, businesses and organizations disseminate information could render our service obsolete before we can develop new services or products to react to market changes. If this happens, we will have no market for our interactive CDs and will likely be unable to continue operations.

     IF OUR SERVICE IS NOT ACCEPTED IN THE MARKET, WE WILL BE UNABLE TO
     ------------------------------------------------------------------
GENERATE REVENUES AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.
----------------------------------------------------------
     Our proposed business is based on our belief that people, organizations and companies needing to disseminate information will find our interactive CD format more attractive than traditional mediums. Acceptance of our interactive CDs will be dependent on a number of factors including:

     -     advertising and promotion;
     -     response from the industry;
     -     availability of competing products and technologies;
     -     pricing factors;
     -     other intangible factors.

The abovementioned factors change rapidly and cannot be predicted with certainty. Our business is subject to all the risks associated with introducing a new product. There is substantial risk that our interactive CDs may not be commercially successful, resulting in costs not being recouped or anticipated profits not being realized. We have not undertaken any independent market studies to determine the feasibility of our product or its potential market acceptance.

     OUR OFFICERS AND DIRECTORS CURRENTLY OWN 100% OF OUR OUTSTANDING
     ----------------------------------------------------------------
SHARES OF COMMON STOCK.  SUCH CONCENTRATED CONTROL ALLOWS THESE
---------------------------------------------------------------
SHAREHOLDERS TO EXERT SIGNIFICANT INFLUENCE IN MATTERS REQUIRING APPROVAL
-------------------------------------------------------------------------
OF OUR SHAREHOLDERS.
--------------------
     Our three officers and directors, taken as a group, currently beneficially own 100% of our outstanding common stock. Such concentrated control may adversely affect the price of our common stock. Our officers and directors may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.


     BECAUSE OUR OFFICERS AND DIRECTORS MAINTAIN OUTSIDE EMPLOYMENT, THEY
     --------------------------------------------------------------------
MAY HAVE INSUFFICIENT TIME TO DEVOTE TO MAKE OUR BUSINESS PROFITABLE.
---------------------------------------------------------------------
     We currently have no employees and therefore rely heavily upon our officers and directors to meet our needs. Until such time as we can pay them, Brandon Stillman and Jared Stillman will maintain other employment. Moreover, Charles Stillman, our CEO and a director, who will initially bear primary responsibility for marketing our interactive CDs, maintains full-time outside employment. This will limit the time each officer and director can devote to our operations.

     YOU MAY LOSE THE FULL AMOUNT OF YOUR INVESTMENT IF BRANDON STILLMAN
     -------------------------------------------------------------------
AND JARED STILLMAN CANNOT SUCCESSFULLY DEVELOP OUR BUSINESS.
------------------------------------------------------------
     We will rely heavily on Brandon Stillman and Jared Stillman to develop our business. While Jared and Brandon have some limited experience in computer programming and graphics, they have virtually no business and sales experience. This lack of experience further increases the risk that they will be unable to successfully develop our business. If they cannot develop our business, we will be unable to sustain operations and may be forced to terminate operations.

     THERE IS NO MARKET FOR OUR SECURITIES AND A MARKET MAY NEVER DEVELOP.
     ---------------------------------------------------------------------
THEREFORE, YOUR INVESTMENT IN OUR STOCK MAY BE ILLIQUID FOR A SIGNIFICANT
-------------------------------------------------------------------------
PERIOD OF TIME.
---------------
     Currently, our stock is not listed on any established trading system. Therefore, the market for our common stock is limited and we cannot assure you that a market will ever be developed or maintained. The fact that most of our stock is held by a small number of investors, further reduces the liquidity of our stock and the likelihood that any active trading market will develop.

     The market for our common stock is likely to be volatile and many factors may affect the market. These include, for example:

     -    our success, or lack of success, in marketing our products and services;
     -    competition;
     -    governmental regulations; and
     -    fluctuations in operating results.
                                     10

     The stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our common stock in any market that may develop.

                         FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "believes," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis" "Description of Business" and elsewhere in this prospectus.

     These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

                              USE OF PROCEEDS

     The following table sets forth our present estimate of the allocation of net proceeds expected to be received from this offering. As stated in the table, offering expenses will be deducted and paid out of available funds prior to payment of any other expenditures. Actual expenditures may vary from these estimates. Pending such uses, we may invest the net proceeds in investment-grade, short-term, interest-bearing securities.

                                     If Maximum   If 100,000  If 50,000
                                     Amount Sold  Shares Sold Shares Sold
                                     -----------  ----------- -----------
Total Proceeds                         $200,000     $100,000   $  50,000

Less:
     Offering Expenses                   25,000       25,000      25,000

Net Proceeds from
     Offering Available                 175,000       75,000      25,000

Use of Net Proceeds

     Equipment and Software              10,000        5,000       2,000

     Marketing
        Advertising (3)                  80,000       36,000      12,000
        Sales Materials                  20,000        8,000       4,000
        Trade Shows                      15,000        5,000           0

     Working Capital
        Salaries(4)                      40,000       16,000       5,000
        General and Administrative       10,000        5,000       2,000
                                     -----------  ----------- -----------
     Total Use of Net Proceeds       $  175,000   $   75,000  $    25,000
                                     ===========  =========== ===========

________________________

     (3) It is anticipated that up to 50% off the funds allocated for advertising could be paid to our officers in connection with their efforts to market our interactive CDs.

     (4) It is anticipated that most, if not all, of the funds allocated for salaries will be paid to our officers.

     If only a nominal number of shares are sold, the funds from such sales will be applied toward payment of the offering expenses. We have no arrangements with our current shareholders for any unpaid offering expenses.


                      DETERMINATION OF OFFERING PRICE

     As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares.

                                  DILUTION

     As of the date of this offering, we had 936,000 (5) common shares issued and outstanding and a net tangible book value of ($3,365) or $.00 per share. We have 100,000 Series A Convertible Preferred shares issued and outstanding. These preferred shares may be converted to common shares on a one share for one share basis at any time. We also have 30,000 Series B Convertible Preferred shares issued and outstanding. These preferred shares may be converted on a 1.2 shares of common stock for one share of preferred stock basis at any time.

     The proceeds from the sale of shares will vary depending on the total shares sold.

     If all 200,000 shares are sold, there would be a total of 1,136,000 (5) common shares issued and outstanding. If the maximum 200,000 common shares are sold, the net proceeds to us after deducting offering costs of $25,000 would be $175,000. Adding the net proceeds to our net tangible book value, our total net tangible book value would be $171,635. Dividing our net worth by the number of common shares outstanding discloses a per share book value of approximately $.15 per share. Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in the book value of their shares of approximately $.85 per share or approximately 85% and the present shareholders will receive an immediate book value increase of approximately $.15 per share.

     If 100,000 shares are sold, there would be a total of 1,036,000 (5) common shares issued and outstanding. If 100,000 common shares are sold, the net proceeds to us after deducting offering costs of $25,000 would be $75,000. Adding the net proceeds to our net tangible book value, our total net tangible book value would be $71,635. Dividing our net worth by the number of common shares outstanding discloses a per share book value of approximately $.07 per share. Therefore, the shareholders who purchased pursuant to the offering will suffer an immediate dilution in the book value of their shares of approximately $.93 per share or approximately 93% and the present shareholders will receive an immediate book value increase of approximately $.07 per share.
______________________

     (5) All of our issued and outstanding preferred shares are immediately convertible to common. Therefore, they are being included with the common shares for purposes of computing dilution and presenting comparative data.

     If 50,000 shares are sold, there would be a total of 986,000 (6) common shares issued and outstanding. If 50,000 common shares are sold, the net proceeds to us, after deducting offering costs, would be $25,000. Adding the net proceeds to our net tangible book value, our total net tangible book value would be $21,635. Dividing our net worth by the number of common shares outstanding discloses a per share book value of approximately $.02 per share. Therefore, the shareholders who purchased pursuant to the offering will suffer an immediate dilution in the book value of their shares of approximately $.98 per share or approximately 98% and the present shareholders will receive an immediate book value increase of approximately $.02 per share.

     The following table illustrates the dilution which will be experienced by investors in the offering:

                                               If Maximum   If 100,000  If 50,000
                                               Amount Sold  Shares Sold Shares Sold
                                               -----------  ----------- -----------
Offering price per share before deduction of   $1.00        $1.00       $1.00
  offering expense
Net tangible book value per share before         .00          .00         .00
  the offering
Net tangible book value per share after          .15          .07         .02
  the offering
Dilution to new investors per share              .85          .93         .98
Dilution to new investors as a percentage         85%          93%         98%

                              COMPARATIVE DATA

     The following charts illustrate our pro forma proportionate common stock ownership upon completion of the offering compared to the relative amounts paid and contributed to our capital by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering based on sales of 200,000, 100,000 or 50,000 shares of common stock in this offering.
________________
     (6) All of issued and outstanding preferred shares are immediately converted to common. Therefore, they are being included with the common shares for purposes of computing dilution and comparative data.

     If we sell all 200,000 common shares:
_____________________________________________________________________________________
                           Approximate                   Approximate
                           Percentage                    Percentage
                Shares     Total Shares   Total          Total          Average
                Owned      Outstanding    Consideration  Consideration  Price/share
_____________________________________________________________________________________
Present         936,000(7)     82%          $30,000           13%       $0.03
Shareholders

New Investors   200,000        18%         $200,000           87%       $1.00
_____________________________________________________________________________________


     If we sell 100,000 common shares:
_____________________________________________________________________________________
                           Approximate                   Approximate
                           Percentage                    Percentage
                Shares     Total Shares   Total          Total          Average
                Owned      Outstanding    Consideration  Consideration  Price/share
_____________________________________________________________________________________
Present         936,000(7)     90%          $30,000           23%       $0.03
Shareholders

New Investors   100,000        10%         $100,000           77%       $1.00
_____________________________________________________________________________________

     If we sell 50,000 common shares:
_____________________________________________________________________________________
                           Approximate                   Approximate
                           Percentage                    Percentage
                Shares     Total Shares   Total          Total          Average
                Owned      Outstanding    Consideration  Consideration  Price/share
_____________________________________________________________________________________
Present         936,000(7)     95%          $30,000           34%       $0.03
Shareholders

New Investors    50,000         5%          $50,000           63%       $1.00
_____________________________________________________________________________________


                          SELLING SECURITY HOLDERS

     None of our existing shareholders is selling securities pursuant to this registration statement.
________________
     (7) All of issued and outstanding preferred shares are immediately converted to common. Therefore, they are being included with the common shares for purposes of computing dilution and comparative data.

                            PLAN OF DISTRIBUTION

     Currently, we plan to have our officers and directors, Charles, Brandon and Jared Stillman, sell the common shares on a self underwritten
basis.  They will receive no discounts or commissions.   In the past, our
officers have received unsolicited indications of interest in Grafix2Go from family members and prior business associates. These indications have been nothing more than verbal communications and we have no commitments, oral or written, from any party to purchase any shares of Grafix2Go. Charles, Brandon and Jared Stillman will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all of a part of this offering. At this time, we do not intend to retain an underwriter or licensed broker/dealers to assist us in the offer and sell of the shares. Similarly, we do not intend to offer the securities for sale on the internet. Neither Charles, Brandon nor Jared Stillman are registered broker-dealers and therefore will rely on the exemption provided in Rule 3a4-1 under the Securities Act of 1934 to sell the shares.

     To buy shares, you must complete and execute the subscription agreement and return it to us at 2211 North Fairfield Road, Layton, Utah 84041. Payment of the purchase price may be made by check or money order payable to the order of "Grafix2Go, Inc."

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                             LEGAL PROCEEDINGS

     To our knowledge we are not a party to any material legal proceeding or litigation and we know of no material legal proceeding or contemplated or threatened litigation. To our knowledge, there are no judgments against us. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities matters or performance in corporate office.

                  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                            AND CONTROL PERSONS

     The following table sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders. Officers and other employees serve at the will of the Board of Directors.

Name of Director    Age    Term Served            Positions Held
-----------------   -----  ------------------     -------------------------

Charles Stillman    49     Since March 2002       CEO, Principal Financial
                                                  Officer, Principal
                                                  Accounting Officer and
                                                  Director

Brandon Stillman    21     Since March 2002       President and Director

Jared Stillman      25     Since March 2002       Secretary/Treasurer
                                                  and Director

                                     15

     The above individuals will serve as officers and/or directors. A brief description of their positions, proposed duties and their background and business experience follows:

     Charles Stillman.
     -----------------
     Since 1996, Mr. Stillman has been employed by Stillman & Stillman, a company he co-founded with his brother. Stillman & Stillman provides business consulting services particularly in the areas of business plan and funding plan preparation, training and investor relations. Stillman & Stillman has developed financial analysis and long-term budgeting projections software. Mr. Stillman has co-authored several books and business seminars. From 1989 to 1995, Mr. Stillman worked for the National Business Association representing Beneficial Life of Utah and American National Life of Texas. Mr. Stillman was primarily self employed as a contractor in the areas of construction and custom woodworking from 1975 to 1989.

     Brandon Stillman.
     -----------------
     Since March 2000, Mr. Stillman has been engaged in the development of the Grafix2Go concept. His primary responsibilities have been in the areas of graphic design, CD development, planning and administration. From July 1999 to February 2001, Mr. Stillman was a part time assistant manager at Tommy Angelo's, a local restaurant. During that time, he was responsible for inventory control, customer service, employee shift management and food preparation. Mr. Stillman graduated from Layton High School in June 2000.

     Jared Stillman.
     ---------------
     Mr. Stillman began working with his brother in the development of the Grafix2Go concept in June 2001. He has spent most of his time programming, producing and duplicating interactive marketing and other CDs. He is also responsible for CD quality control. From July 1999 to June 2001, Mr. Stillman was the store manager of the Layton Grocery Outlet. As such, he spent his time dealing with shipping and inventory matters, verifying register balances and addressing customer relations issues. Mr. Stillman also worked for the Layton Grocery Outlet as the freight manager from August 1996 to May 1997. From June 1997 to June 1999, Mr. Stillman served as a full time volunteer church missionary in East Germany.

     Brandon Stillman and Jared Stillman are sons of Charles Stillman.



              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND MANAGEMENT

     The following table sets forth as of June 15, 2003, the name and number of shares of the Company's Common Stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 800,000 issued and outstanding shares of the Company's Common Stock, and the name and share holdings of each director and of all officers and directors as a group.

     The term "beneficial owner" refers to both the power of investment (the right to buy and sell) and rights of ownership (the right to receive distributions from the company and proceeds from sales of the shares). Inasmuch as these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

                              Amount of
                              Beneficial  % of Class          % of Class
Name and Address              Ownership   Before Offering(8)  After Offering(8)(9)
__________________________    ___________ __________________  ____________________
Charles Stillman              250,000      31.2%              22.0%
2211 North Fairfield Road
Layton, Utah 84041

Brandon Stillman              275,000      34.4%              24.2%
2211 North Fairfield Road
Layton, Utah 84041

Jared Stillman                275,000      34.4%              24.2%
2211 North Fairfield Road
Layton, Utah 84041
_____________________________________________________________________________________
All officers and directors
as a group (3 persons)        800,000     100%                70.4%
_____________________________________________________________________________________
     TOTAL                    800,000     100%                76.6%
_____________________________________________________________________________________

     (8) Assumes all of the issued and outstanding shares of preferred stock have been converted because all preferred shares are immediately convertible.
     (9) Assumes that 200,000 shares are sold in this offering.

     In addition to common shares, the Company has also issued Series A and Series B convertible preferred stock. The Series A convertible preferred shares are convertible to common stock immediately upon effectiveness of a registration statement on a one share for one share basis. The Series B convertible preferred shares are also convertible to common stock immediately upon effectiveness of a registration statement on a basis of
1.2 shares of preferred for one shares of common. Assuming all of the Series A and Series B convertible preferred shares are converted immediately upon effectiveness of this registration statement, Frontier Consulting, LLC., which owns 70,000 Series A convertible preferred shares could convert those shares to common stock. If they were to do so, Frontier Consulting would own 7.5% of our outstanding common stock prior to the sale of any shares pursuant to this registration statement. If all 200,000 common shares offered in connection with this registration statement were sold, Frontier Consulting, LLC would own 6.2% of our outstanding common shares. Frontier Consulting, LLC is the only party currently holding sufficient convertible preferred shares who, upon conversion of said shares could become an owner of 5% or more of the Company's outstanding common shares. Mr. Scott Deru may be deemed to be the beneficial owner of the shares held by Frontier Consulting, LLC. The Series A and Series B Convertible Preferred Stock has no voting rights, except as required by law.

     Brandon, Jared and Charles Stillman are officers and directors.

                       DESCRIPTION OF THE SECURITIES

     DESCRIPTION OF COMMON STOCK.
     ----------------------------
     We have 50,000,000 shares of authorized common stock with a $.001 par value. As of the date of this Registration Statement, we have outstanding 800,000 shares, all of which is validly issued, fully paid and non-assessable. Holders of our shares are entitled to receive dividends, when declared by the Board of Directors, out of funds legally available therefore. Any such dividends may be paid in cash, property or shares. We have not paid any dividends since our inception. All dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, our operating and financial conditions, our capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on the shares will be paid in the future.

     All shares have equal voting rights and, when validly issued and outstanding, will have one vote per share on all matters to be voted upon by the shareholders. Cumulative voting in the election of directors is not allowed, and a quorum for shareholder meetings shall result from a majority of the issued and outstanding shares present in person or by proxy. Accordingly, the holders of a majority of the shares present, in person or by proxy at any legally convened shareholders' meeting at which the Board of Directors is to be elected, will be able to elect all directors and the minority shareholders will not be able to elect a representative to the Board of Directors.

     Shares have no preemptive or conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. Each share is entitled to share pro rata any assets available for distribution to holders of its equity securities upon our liquidation.

     During the pendency of the offering, subscribers will have no rights as stockholders until the offering has been completed and the shares have been issued to them.

     Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights, which means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors.

     We will furnish annual reports to our shareholders which will include financial statements and other interim reports as we deem appropriate.

     DESCRIPTION OF PREFERRED STOCK.
     -------------------------------
     We currently have authorized 1,000,000 shares of preferred stock, par value $.001. Of those shares, we have authorized 100,000 shares designated as Series A Convertible Preferred shares and 50,000 shares designated as Series B Convertible Preferred shares. The rights and preferences of the remaining 850,000 shall be determined by the Board of Directors and may be issued in one or a series of additional designations.

          Series A Convertible Preferred Stock
          ------------------------------------

     We have 100,000 shares of Series A Convertible Preferred Stock issued
and outstanding.  These shares are held by two investors   Frontier
Consulting, LLC., and Poulton & Yordan.  The Series A Convertible Preferred
Stock has no voting rights, except as required by law.   The Series A
shares have a liquidation value of $1.00. The holders of Series A shares shall be entitled to receive, when as and if declared by Board of Directors out of funds legally available therefor, cash dividends at a rate of $.001 per share, and no more, payable annually in arrears on December 31 of each year beginning December 31, 2002. Dividends will be computed on the basis of a 365-day year. Dividends will be noncumulative and will accrue without interest.

     We, and the holders of our Series A shares shall, at any time after issuance and upon the effectiveness of a registration statement registering the common shares underlying the Series A Preferred Stock, have the right to convert any whole preferred share into a whole share of fully paid, nonassessable common stock. For so long as we have not received a notice of conversion for Series A shares from its holder, we may redeem all of some of the Series A shares at any such time that we have an effective registration statement on file with the Securities and Exchange Commission registering the common shares underlying the Series A shares. The redemption price shall be equal to 100% of the liquidation value, plus all accrued but unpaid dividends on such shares. If we deliver notice of redemption pursuant to the foregoing, the holders shall retain their conversion rights with respect to up to 100% of the number of shares subject to the redemption.

          Series B Convertible Preferred Shares
          -------------------------------------

     We have 30,000 shares of Series B Convertible Preferred Stock issued and outstanding. These shares are held by five investors, none of whom owns more than 6,000 shares. None of the Series B Convertible Preferred shareholders are officers, directors or affiliates of Grafix2Go. The Series B Convertible Preferred Stock has no voting rights, except as required by law. The Series B shares have a liquidation value of $1.00. The holders of Series B shares shall be entitled to receive, when as and if declared by Board of Directors out of funds legally available therefor, cash dividends at a rate of $.001 per share, and no more, payable annually in arrears on December 31 of each year beginning December 31, 2002. Dividends will be computed on the basis of a 365-day year. Dividends will be noncumulative and will accrue without interest.

     We, and the holders of our Series B shares shall, at any time after issuance and upon the effectiveness of a registration statement registering the common shares underlying the Series B Preferred Stock, have the right to convert any whole preferred share into 1.2 shares of fully paid, nonassessable common stock. For so long as we have not received a notice of conversion for Series B shares from its holder, we may redeem all of some of the Series B shares at any such time that we have an effective registration statement on file with the Securities and Exchange Commission registering the common shares underlying the Series B shares. The redemption price shall be equal to 100% of the liquidation value, plus all accrued but unpaid dividends on such shares. If we deliver notice of redemption pursuant to the foregoing, the holders shall retain their conversion rights with respect to up to 100% of the number of shares subject to the redemption.

     TRANSFER AGENT.
     ---------------

     Interwest Transfer Company, Inc., 1981 East Murray-Holladay Road, Salt Lake City, Utah 84117, Telephone (801) 272-9294, has agreed to serve as transfer agent and registrar for our outstanding securities upon completion of this offering.

                   INTEREST OF NAMED EXPERTS AND COUNSEL

     None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Grafix2Go. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in Grafix2Go for rendering their opinions in connection with this offering.

     LEGAL MATTERS
     -------------

     Certain legal matters will be passed upon for us by Poulton & Yordan, of Salt Lake City, Utah.

     The law firm of Poulton & Yordan acquired 30,000 restricted shares of Series A Convertible Preferred shares in March 2002 in exchange for legal services rendered to the Company not in connection with this offering. The legal services were valued at $3,000. At this time, we anticipate that Poulton & Yordan will convert its preferred shares to common shares once this offering is declared effective by the Securities and Exchange Commission. It is our understanding that at this time Poulton & Yordan does not intend to acquire additional shares of our stock in the offering or otherwise.

     ACCOUNTING MATTERS
     ------------------
     The financial statements included in this prospectus and elsewhere in the registration statement have been audited by David T. Thomson, P.C., located in Salt Lake City, Utah, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
           -----------------------------------------------------
                       FOR SECURITIES ACT LIABILITIES
                       ------------------------------
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                    ORGANIZATION WITHIN LAST FIVE YEARS
                    -----------------------------------
     Grafix2Go, Inc., was formed as a Nevada corporation on March 4, 2002. We have limited operating history. Our executive offices are located at 2211 North Fairfield Road, Layton, Utah 84041. Our telephone number is
(801) 771-0694. The Company's website, which currently is not operational, will be located at www.grafix2go.com.

                          DESCRIPTION OF BUSINESS
                          -----------------------
     Many people, organizations and companies have a need to disseminate information to customers, clients, decision makers, students or trainees. Typically, this need has been met through printed materials, occasionally through audio and video cassettes and the internet, and in some instances through compact interactive computer discs ("CDs"). We produce interactive CD presentations to assist our customers in meeting their information dissemination needs.

     Principle Service
     -----------------
     An interactive CD is a CD-ROM programmed to incorporate techniques in art design, graphics, photography and video, sound and programming to create a presentation that allows the viewer to interact with the presentation. A viewer can insert the CD and watch it from start to finish, much like a video tape, or the viewer can pick and choose what information he or she wishes to receive in any order he or she desires. Moreover, the CD can be programmed to change the presentation based on input from the viewer. The interactivity of the CD gives it applications in a number of fields ranging from marketing to education.

     If you were to insert one of our interactive CDs into the CD-ROM drive of your personal computer, you would likely hear music and go through a short introduction where you might both read and hear a narrative. You may then be asked to make selections regarding information that you want or need. By being interactive in this way, our CDs are designed to engage more senses and to involve the end user.

     To further engage the senses and involve the end user, we offer an interactive feature we call "morphing." When using this morphing feature,
a user can call up an item   such as a house or a car; view a menu of
options, click on the desired changes, and view the end product with the incorporated changes. This gives the end user the ability to see the end result on the computer screen instead of having to imagine or visualize the changes based on samples, brochures or color swatches. For example, morphing of kitchens, baths, entryways and home exteriors can assist potential home buyers in selecting between the various options offered by contractors. Similarly, particular features of a home can be morphed, such as kitchen cabinets, which can quickly change to display different doors faces, woods and finishes. Or a new car buyer can view the different options and colors offered by a manufacturer to choose the options and colors she wants on her new car.

     Marketing
     ---------
     To date, we have produced interactive CD presentations for fifteen clients. Based on feedback from our clients, it is our understanding that these clients have distributed nearly 50,000 copies of these CDs to their intended users. We are currently in the process of preparing CD presentations for five additional clients. We must increase the number of parties hiring us to produce interactive CD presentations if we wish to operate profitably. As more fully discussed below, depending on the amount of funds we raise in this offering, we will market our services in several ways.

     If we raise at least $50,000 in this offering we will primarily market our services by mailing and hand delivering up to 1,000 copies of a sample interactive CD to our target or principal markets. We will identify potential customers through prior business contacts of our officers and directors, through professional and trade organizations, through word of mouth and referrals from past clients and contacts and, if necessary, though other directories such as phone book listings. We will follow up with the potential customers to whom the sample CDs were delivered to determine whether they have an interest in our service. If they have interest, a representative from Grafix2Go will meet with them personally and try to retain them as a client. If we raise at least $100,000, we will expand our marketing campaign to include the distribution of up to 5,000 copies of a sample interactive CD and to running targeted ads in trade association publications and newspapers. If we are able to raise the full $200,000 we will broaden our campaign to include the distribution of up to 10,000 copies of a sample interactive CD. We will run ads in industry magazines, trade publications and newspapers and we will seek to have a presence at trade shows, including participating in and conducting seminars.

     We will also seek to develop and maintain alliances with advertising firms, educators and by joining and participating in recognized associations. Finally, we intend to develop a direct sales program which will focus on building strong relationships with our clients because we believe the word of mouth generated from satisfied clients and end users of our CDs will be our best marketing tool.

     If we do not raise at least $50,000 in this offering, it is unlikely we will have sufficient funds to implement a marketing campaign. If such is the case, we will continue to market our CDs as we have to date, which has been by word of mouth and through the personal contacts of our officers and directors.

     Principal Markets
     -----------------
     During the next twelve months we will focus our marketing and sales efforts to businesses in the following industries in Utah, Idaho, Wyoming and Arizona:

     -    Residential and Commercial Construction
     -    Finish Carpentry
     -    Education and Training
     -    Business Financial Analysis

     As discussed above, we believe our morphing feature will make our product a valuable marketing tool in the residential and commercial
construction and finish carpentry industries.   To date we have produced
CDs for two home builders in Utah. It is our understanding that they have distributed approximately 3,000 copies of the CDs to their potential customers.

     Our CEO, Charles Stillman, has over 14 years experience in the residential construction and cabinetry and finish carpentry industries and we believe his experience helps us better understand the needs of companies operating in these industries.

     We also believe the interactive ability of our CDs may make them an effective tool in training and educational settings. Interactive CDs can be set up to require inputs and interaction with the student, unlike written manuals and audio and visual tapes which require no input or interaction from the student. We will seek to develop CDs to assist teachers in presenting subjects and materials. For instance, we produced an interactive CD for use in the "School to Careers" work study program offered by a number of school districts in Utah. This CD is being used to instruct students enrolled in the work study program regarding basic labor law issues and the district's work study program. We have sold approximately 100 copies of the CD. We do not anticipate significant additional sales of this CD.

     Currently, there are a number of companies producing software packages to assist businesses in performing internal financial analysis. These programs can provide an internal analysis of key business ratios and information such as return on assets, return on sales, current ratio, EBITDA and break-even, to mention a few. These ratios can be very valuable to a business owner if he or she knows how to use the information provided by those ratios. In our experience many of these software packages are difficult to use, do not present the ratios in an easy to understand format and do not clearly explain what the ratio means and how it can be used by the business owner to his or her benefit. We believe our graphical interfaces can be easily integrated with a number of these software packages to provide enhancements such as interactive tutorials to instruct the business owner on the use of the software and what the information underlying the ratios is telling the business owner. Moreover, with our interactive CDs, the information can be displayed graphically which may help clarify and enhance learning.

     Production Process
     ------------------

     Through our marketing efforts outlined above we hope to identify parties interested in our product. Once we identify a party who has interest in producing an interactive CD, we meet with the prospective client to determine various issues, such as; their goals in producing an interactive CD, their principal product or service, their principal market, etc. We identify what information they want on their CD, including such things as content, layout, presentation and appearance. We then send the prospective client a bid based upon their wants, needs, budget and other constraints.

     Once a bid is accepted we prepare a script for the CD presentation. This includes such things as layout, music, video work, interviews, graphic art, etc. This is reviewed by the client for approval. We anticipate being able to meet most of our clients' presentation needs in-house, either through our databases of stored images, music, graphics, etc., or through the creative efforts of our officers. To the extent we cannot create a particular element in-house, we will contract with third parties to provide those elements. To date, we have no firm commitments, agreements or arrangements with any third parties to provide any elements of our CDs that we cannot create in-house. If such services are needed, we will rely on the efforts of our officers and directors to identify and retain appropriate assistance.

     Once the presentation has been scripted and the individual elements prepared, all parts of the presentation are programmed together and stored on the CD. At that point we test the CD in-house to check for and correct bugs in the programming and improve compatibility and speed. Copies of the CD are then distributed to the client for their own testing to assure that the CD runs error free and to receive final review and approval from the client regarding content, presentation, performance, etc. When we have final approval from the client, we deliver the master CD, the design work for the CD cover and referrals for duplication, labeling and packaging services to the client. The client is responsible for duplication and packaging. We do not manufacture compact discs or the printed compact disc case.

     While our initial focus is on producing interactive CDs for third parties, we may develop our own line of proprietary interactive CDs for sale to third parties as revenues allow.

     Typically, we are paid a flat fee by the client for producing the interactive CD presentation. Payment in full is usually due upon delivery of the master CD. On occasion, however, based on the client's and our own financial constraints and the number of CDs the client anticipates distributing, we have agreed to accept a smaller fee and a royalty payment based on the number of CDs distributed by the client in lieu of a flat fee. Because we have done this, two of our clients currently account for almost 60% of our income from interactive CD sales. We believe, however, that this is more a function of the fact that we are just starting up and have not been able to implement a marketing campaign. It is our expectation that if we can implement a successful marketing campaign and build awareness of our interactive CDs, we will not be dependent on one or a few major customers.

     Inventory
     ---------

      We maintain no inventory because there is no need for inventory. We operate on a just in time model to produce our customized interactive CDs. Once we receive an order to produce an interactive CD, the work to produce that CD is undertaken. Most of that work is done on a computer. The only "inventory" that is needed is a nominal number of blank CDs on which to store the presentation once it is prepared and is to be distributed to the client for review. Once the CD has received final approval, duplication of the CD is contracted out to a third party by the client. Therefore, there is no need for us to maintain anything more than a nominal inventory of blank CDs.

     Competition
     -----------

     We operate in a highly competitive environment. We anticipate we will have two primary sources of competition: producers of traditional mediums used to disseminate information; and other producers of CDs. Many of our competitors have greater resources, established clientele, existing industry relationships and more business and marketing experience than we do. Moreover, we are seeking to market a relatively new medium. While we believe interactive CDs offer advantages over more traditional mediums such as printed material, audio and video cassettes, and the internet, there is no guarantee that we can convince potential clients of those advantages.
If interactive CDs are not viewed as a superior method of disseminating information we may not obtain sufficient clients to allow us to operate profitably. If interactive CDs do meet with success in the market, there is nothing to stop our competitors from providing the same or similar services that we provide. Given their greater resources, our competitors may even be able to provide those services better, more economically or faster than we can.

     Research and Development
     ------------------------

     We have made no expenditures for research and development since our inception on March 4, 2002.


     Employees
     ---------
     Other than our officers, we have no employees. If we are able to raise the maximum offering amount, we anticipate hiring approximately five to seven employees within twelve months of the closing of this offering. We will look to hire one musician, one photographer, up to three graphic artists and up to two commissioned sales representatives to augment the services currently being provided by our officers and directors. If we raise less than the maximum offering, we will only hire employees as need and revenues from sales justify.

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  ----------------------------------------
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS
               ---------------------------------------------

Results of Operations
---------------------

     Revenues
     --------
     Total revenues for the period from inception on March 4, 2002, to March 31, 2003 was $44,664. As we began operations on March 4, 2002, there is no comparable prior period to which we can compare. Our revenues consist primarily of fees collected from parties who hire us to produce an interactive CD for their use. Therefore, our revenues are almost entirely dependent on the number of interactive CD presentations we produce for third parties. We anticipate our revenues will increase if we can implement a marketing campaign. The breadth of our marketing campaign is completely dependent upon the amount of funds we raise in this offering.

     Costs and Expenses
     ------------------
     Our Cost of Sales for the period from inception on March 4, 2002 to March 31, 2003, is 27,270. We had expenses of $65,247 during the same period. As we commenced operations on March 4, 2003, we had no costs or expenses in the comparable prior year period because we were not in existence. Costs consist primarily of Cost of Sales. Expenses consist primarily of marketing, product development and general and administrative expenses.

     Net Loss
     --------
     Our net loss for the period beginning March 4, 2002 and ending March 31, 2003, was $47,818. Again, there is no comparable prior period with which to compare as we did not commence operations until March 4, 2002. While we suffered a net loss in the period from March 4, 2002 to March 31, 2003, we believe we can be profitable in the future. We base this belief on several factors. We have changed our basic revenue model. In our efforts to attract clients and to get our interactive CD presentations out and into the market, we agreed to create interactive CD presentations for our two largest clients under a fee arrangement whereby they paid us a small fee up front, with an ongoing royalty payment based on the number of CDs those clients distribute to their end users. We have learned that the production of an interactive CD is very time intensive, with all of the cost and expense being incurred by the time the master CD is delivered to the client. Under this revenue model, we incur all of the costs up front but realize limited revenue until a later date. As we are just starting up, we believe in most instances we cannot afford to carry those costs while we wait for a future revenue stream. In most instances, we now require our clients to make a down payment of 50% of the job bid price before we begin work on their CD presentation. The remaining 50% is due at the time we deliver the master CD to the client. By structuring our primary revenue model in this manner, we are not forced to carry all of our costs and expenses while we wait for a future revenue stream. Based on the number of CDs the client anticipates distributing and our own financial constraints, however, we may in some instances still agree to accept a royalty payment in lieu of a flat fee. This decision will be made by the Company's officers on a case by case basis.

     In addition to revising our revenue model, we believe we can reduce some of the costs and expenses associated with producing our interactive CD presentations in the upcoming year. Much of the cost and expense associated with producing our interactive CD presentations is the time spent designing, producing and programming the CD. During the time we have been in operation we have become much more proficient and have expanded our interactive CD programming capabilities. We expect that for the next year we will continue to increase our efficiency and correspondingly decrease some of the costs and expenses associated with producing our interactive CDs.

     LIQUIDITY AND CAPITAL RESOURCES
     -------------------------------

     Our working capital and our cash flows from operations for any year will be directly related to the production of interactive CDs presentations.

     Since inception, we have realized gross profits of $17,394 before marketing, product development, general and administrative and other expenses were deducted. We experienced negative cash flows from operations of $31,129 in period from inception on March 4, 2002 to March 31, 2003. As of June 20, 2003, we had cash on hand of $3,415.

     Operational proceeds, combined with related party and external financing, have been used to fund our operations to date. Since inception we have covered our capital requirement shortfall through additional financing from our control shareholders. These control shareholders, however, are under no obligations and have made no commitments to continue to provide such funds.

     Because of our current negative equity position and the need for additional funds to implement a marketing campaign to build awareness of our interactive CDs we are undertaking this offering. Our plan of operations for next twelve months will be entirely dependent upon the amount of funds we raise through this offering. The principle use of the proceeds from this offering will be to help defray costs incurred in starting the business and to undertake a marketing campaign to build a clientele. If we raise only minimal funding, the proceeds will be used to help cover the offering expenses of $25,000. If we raise $50,000 from the sell of shares, $25,000 will be used to pay offering expenses. Of the remaining $25,000, $16,000 will be allocated to cover marketing expenses, including the creation of a demonstrational interactive CD, duplication of up to 1,000 copies, mailing costs and making sales calls. The remaining $7,000 will be used as working to pay salaries to our officers and to cover general and administrative expenses. We anticipate we could sustain operations for approximately three months if we raise $50,000.

     If we raise $100,000, after paying the offering costs, we will have $75,000 available for operations. We will use approximately $49,000 to support our marketing campaign, which would include the production and mailing of approximately 5,000 demonstrational CDs, and running ads in industry magazines and newspapers. We will use $5,000 to acquire additional computer and peripheral equipment and additional copies of software and licenses. Approximately $21,000 will be used as working capital to pay salaries and cover general and administrative expenses. If we raise $100,000 we should be able to sustain operations for approximately six months without raising additional funds.

     If we sell all 200,000 shares registered in this offering, we should have approximately $175,000 available for our operations after paying offering costs. We will use approximately $115,000 to undertake a broader scale marketing campaign, which would include the production of approximately 10,000 demonstrational CDs. We will distribute these CDs by mailing, through personal contact and at trade shows. We will run ads in industry magazines, trade publications and newspapers. We will seek to have a presence at trade shows. If we raise the maximum, we will use approximately $10,000 to acquire additional computer and peripheral equipment and to upgrade current equipment, as well as acquiring additional copies of licensed software. Approximately $50,000 will be used to pay salaries and general and administrative expenses. If we raise $200,000 we should be able to sustain operations for approximately one year without raising additional funds.

                          DESCRIPTION OF PROPERTY

     Executive Offices
     -----------------
     We currently use 300 square feet of space in Charles Stillman's residence in Layton, Utah as our principal executive offices pursuant to a verbal agreement with Mr. Stillman. We have no firm lease agreement with Mr. Stillman. If at any time Mr. Stillman decides he needs or wants the space, we have no right to continue to occupy it and could be forced to move. We rent this space for $102 per month pursuant to a verbal agreement with Mr. Stillman. To date, however, we have not paid any rents to Mr. Stillman, rather the rent has been treated as capital contributed by Mr. Stillman.

     As revenue justifies, we will seek to lease commercial office space. If we raise the maximum amount offered in this offering, we anticipate the need for up to 1,000 square feet of office space within the twelve months of closing the offering. If we do not raise the maximum amount, we believe the space we are currently using will be sufficient for our needs until such time as sales revenue justifies hiring employees.

     Equipment
     ---------
     We lease all of our office equipment, which includes five computer systems, monitors, printers and fax machines from Charles Stillman for $233 per month. The lease is for a term of three years and expires in December 2005. As with the rent, to date, Mr. Stillman has not received any lease payments for the office equipment. The value of those lease payments has been treated as a capital contribution.

     Assuming we raise at least $50,000 in this offering, we will begin making prospective rent and lease payments to Mr. Stillman following completion of the offering.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
               ----------------------------------------------

     We have issued shares to the following officers, directors, promoters and beneficial owners of more than 5% of our outstanding securities.

                            Number      Consideration  Relationship to     Date of
Name                        of Shares   Given          Grafix2Go           Issuance
-----------------           ---------   -------------  ------------------- --------
Brandon Stillman            275,000     Services       President/Director  03/04/02
Jared Stillman              275,000     Services       Secretary/Director  03/04/02
Charles Stillman            250,000     Services       CEO/Director        03/04/02
Frontier Consulting,
   LLC.(10)                  70,000       $70              *               03/04/02

     *    Beneficial owner of more than 5% of our outstanding shares.

__________

    (10) Frontier Consulting, LLC. currently holds Series A Convertible Preferred shares which are immediately convertible into the same number of common shares.

     As discussed above, we rent all of our office equipment and our office space from Charles Stillman, our CEO and a director. The lease agreements with Mr. Stillman are on terms no less favorable to us than we could have obtained from an unaffiliated third party on an arms-length basis and was approved by a majority of our disinterested directors. To date, we have not paid any rental or lease payments to Mr. Stillman, rather all such payments have been treated as capital contributed by him. Assuming we raise at least $50,000 in this offering, we will begin making prospective rental and lease payments to Mr. Stillman following completion of the offering.

     In July 2002, we retained the services of Stillman & Stillman to prepare a written business plan for Grafix2Go for $15,000. Stillman & Stillman is 50% owned by Charles Stillman, one of our CEO and a director. After deducting the hard costs they incurred in connection with the physical production of the business plan, Stillman and Stillman was to pay Charles Stillman $7,230 for his services in connection with the preparation of the business plan. Mr. Stillman contributed his share of the amount due him from the sale of the business plan to Grafix2Go.

                          MARKET FOR COMMON EQUITY
                          ------------------------
                      AND RELATED STOCKHOLDER MATTERS
                      --------------------------------

     At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resales. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept our common stock as collateral for a loan.

     Pursuant to this registration statement, we propose to publicly offer 200,000 common shares. To date, none of our outstanding shares of common stock are subject to outstanding options or warrants to purchase our common stock.

     In addition to the 200,000 common shares we are registering for sale pursuant to this offering, we are also registering 136,000 shares of our common stock, which are subject to conversion of our Series A and Series B Convertible Preferred Stock. We anticipate all of our outstanding preferred stock will be converted to common stock once this registration statement is declared effective by the Securities and Exchange Commission. We currently have 10 shareholders.

     None of our currently issued and outstanding shares are eligible for sale under Rule 144 because they have not been outstanding for at least one year.

                           EXECUTIVE COMPENSATION
                           ----------------------

     The following table sets forth certain summary information concerning the compensation paid or accrued since the Company's inception in March 2002 through December 31, 2002 (the end of the Registrant's last completed fiscal year).

                         SUMMARY COMPENSATION TABLE
                        ---------------------------

                                                Long Term Compensation
                                                Awards              Payouts
                 Annual Compensation            Restr                      All
Name and                                Annual  icted                      Other
Principal                               Compen  Stock    Options  LTIP     Compen
Position         Year    Salary Bonus   sation  Awards   /SARs#   Payout   sation
Charles Stillman 2002    $-0-   $-0-    $-0-    $-0-     $-0-     $-0-     $23,205(11)
CEO and Director

Brandon Stillman 2002     -0-    -0-     -0-     -0-      -0-      -0-       7,329(12)
President and Director

Jared Stillman   2002     -0-    -0-     -0-     -0-      -0-      -0-       8,155(13)
Secretary, Treasurer
and Director

     To date we have no employees other than our officers. We do not have formal employment agreements with our officers. Currently they are treated as independent contractors. When funds allow, we anticipate entering into employment agreements with our officers and providing appropriate compensation packages.

BONUSES AND DEFERRED COMPENSATION
---------------------------------

     We do not have any bonus, deferred compensation or retirement plan.
We may be adopt such a plan as deemed reasonable by the board of directors. Currently we have no compensation committee, until a compensation committee is appointed, all decisions regarding compensation will be determined by the board of directors.

__________

     (11) The compensation paid to Charles Stillman was in connection with time he expended in development and marketing the Company's interactive CDs.

     (12) The compensation paid to Brandon Stillman was in connection with time he expended in development of interactive CDs for clients.

     (13) The compensation paid to Jared Stillman was in connection with time he expended in development of interactive CDs for clients.

STOCK OPTION AND STOCK APPRECIATION RIGHTS PLANS
------------------------------------------------

     We do not currently have a Stock Option or Stock Appreciation Rights Plan. No stock options or stock appreciation rights were awarded during the fiscal year ended December 31, 2002.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT
-----------------------------------------------------------

     There are no compensatory plans or arrangements, including payments to be received from us, with respect to any person named in cash compensation set forth above that would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with the company or its subsidiaries, or any change in control, or a change in the person's responsibilities following a changing in control of the Company.

                            FINANCIAL STATEMENTS

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                            FINANCIAL STATEMENTS

                 FOR THE THREE MONTHS ENDED MARCH 31, 2003
                                (UNAUDITED)

                                    AND

          FROM INCEPTION (MARCH 4, 2002) TO DECEMBER 31, 2002

                                    WITH

                        INDEPENDENT AUDITOR'S REPORT



                              GRAFIX2GO, INC.
                       (A Development Stage Company)


                                  CONTENTS


                                                                       PAGE


Independent Auditor's Report . . . . . . . . . . . . . . . . . . . . . . 33

Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

Statement of Operations. . . . . . . . . . . . . . . . . . . . . . . . . 35

Statement of Stockholders' Equity. . . . . . . . . . . . . . . . . . . . 36

Statement of Cash Flows. . . . . . . . . . . . . . . . . . . . . . . .37-38

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . .39-43





                                     32
David T.
  Thomson P.C._________________________________Certified Public Accountants



Independent Auditor's Report
----------------------------

Board of Directors
GRAFIX2GO, INC.
Salt Lake City, Utah

I have audited the accompanying balance sheet of Grafix2go, Inc. (a development stage company) as of December 31, 2002 and the related statements of operations, stockholders' equity and cash flows from inception (March 4, 2002) to December 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grafix2go, Inc. (a development stage company) as of December 31, 2002, and the results of its operations and its cash flows from inception (March 4, 2002) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the Company has been in the development stage since its inception on March 4, 2002. The Company has only cash assets with limited revenue from operations and a loss of $46,167 since inception. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations (See Note 4). These factors raise substantial doubt about the Company's ability to continue as a going concern.



Salt Lake City, Utah
January 28, 2003

           P.O. Box 571605 * Murray, Utah 84157 * (801) 966-9481

                                     33



                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                               BALANCE SHEET

                                   ASSETS

                                                   March 31,   December 31,
                                                      2003         2002
                                                 ------------  ------------
                                                  (UNAUDITED)
CURRENT ASSETS
 Cash in bank                                   $         57  $         96
                                                 ------------  ------------

   Total Current Assets                                   57            96
                                                 ------------  ------------

FIXED ASSETS
 Office equipment, net of depreciation of
  $192 and $137                                          693           547
                                                 ------------  ------------

TOTAL ASSETS                                    $        750  $        643
                                                 ============  ============

                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable                               $      2,050  $      2,357
 Accrued interest payable                                 65             -
 Short-term loan - individual                          2,000             -
                                                 ------------  ------------
   Total Current Liabilities                           4,115         2,357
                                                 ------------  ------------

STOCKHOLDERS' EQUITY
 Convertible Preferred Stock; $.001 par value,
  100,000 shares authorized, 100,000 shares
  of noncumulative convertible and redeemable
  series A stock issued and outstanding,
  liquidation preference of $1 per share                 100           100
 Convertible Preferred Stock; $.001 par value,
  50,000 shares authorized, 30,000 shares of
  noncumulative convertible and redeemable
  series B stock issued and outstanding,
  liquidation preference of $1 per share                  30            30
 Common Stock; $.001 par value, 50,000,000
  shares authorized 800,000 shares issued
  and outstanding                                        800           800
 Capital in excess of par value                       43,523        43,523
 Earnings (deficit) accumulated during the
  development stage                                  (47,818)      (46,167)
                                                 ------------  ------------
   Total Stockholders' Equity (Deficit)               (3,365)       (1,714)
                                                 ------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $        750  $        643
                                                 ============  ============

 The accompanying notes are an integral part of these financial statements.
                                     34


                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                          STATEMENT OF OPERATIONS

                                                     From        From         From
                                                  Inception   Inception    Inception
                                       For the     (March 4,   (March 4,   (March 4,
                                    Three Months    2002)     2002) To          2002)
                                        Ended          To      December         To
                                      March 31,    March 31,      31,       March 31,
                                        2003         2002        2002         2003
                                    -----------  ----------- -----------  -----------
                                    (Unaudited)  (Unaudited)              (Unaudited)
NET SALES                           $   17,006  $       500  $   27,658  $    44,664
COST OF SALES                            7,026          200      20,244       27,270
                                    -----------  ----------- -----------  -----------
   Gross profit                          9,980          300       7,414       17,394
                                    -----------  ----------- -----------  -----------
EXPENSES
 Marketing                               7,697            -      23,397       31,094
 Production Development                      -            -      18,830       18,830
 Depreciation                               55            -         137          192
 General and administrative              3,814        4,053      11,317       15,131
                                    -----------  ----------- -----------  -----------
   Total expenses                       11,566        4,053      53,681       65,247
                                    -----------  ----------- -----------  -----------

INCOME (LOSS) FROM OPERATIONS           (1,586)      (3,753)    (46,267)     (47,853)
OTHER INCOME (EXPENSES)                    (65)           -         100           35
                                    -----------  ----------- -----------  -----------

NET INCOME (LOSS) BEFORE
INCOME TAXES                            (1,651)      (3,753)    (46,167)     (47,818)
 Provision for income taxes                  -            -           -            -
                                    -----------  ----------- -----------  -----------
NET INCOME (LOSS)                   $   (1,651) $    (3,753) $  (46,167) $   (47,818)
                                    ===========  =========== ===========  ===========

BASIC EARNING (LOSS) PER SHARE      $    (0.00) $     (0.00) $    (0.05) $     (0.05)
                                    ===========  =========== ===========  ===========
DILUTED EARNINGS (LOSS) PER SHARE   $    (0.00) $     (0.00) $    (0.05) $     (0.05)
                                    ===========  =========== ===========  ===========

WEIGHTED AVERAGE SHARES OUTSTANDING    930,000      900,000     921,000      926,308
                                    ===========  =========== ===========  ===========




 The accompanying notes are an integral part of these financial statements.
                                     35

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                     STATEMENT OF STOCKHOLDERS' EQUITY

                                                                      From Inception
                                                                          (March 4,
                     Preferred      Preferred                                 2002)
                   Series A Stock Series B Stock  Common Stock  Capital in     To
                  --------------- -------------- ----------------Excess of March 31,
                   Shares  Amount Shares  Amount   Shares Amount Par Value    2003
                  -------- ------ ------  ------ -------- ------- -------- ----------
BALANCE,
March 4, 2002
(inception)             -  $    -      -  $    -        - $     -  $     -  $       -

Shares issued
to initial
stockholders
for services,
March 4, 2002 at
$.001 per share         -       -      -       -  800,000     800        -          -

Shares issued
for services,
March 4, 2002 at
$.10 per share     30,000      30      -       -        -       -    2,970          -

Shares issued
for cash, March
4, 2002 at
$.001 per share    70,000      70      -       -        -       -        -          -

Shares issued
for cash, April
and May 2002 at
$1.00 per share         -       - 30,000      30        -       -   29,970          -

Noncash capital
contributed by
stockholder             -       -      -       -        -       -   10,583          -

Net income (loss)
from March 4,
2002 (inception)
to December
31, 2002                 -      -      -       -        -       -        -   (46,167)
                  -------- ------ ------  ------ -------- ------- -------- ----------

BALANCE,
December
31, 2002           100,000   100 30,000       30  800,000     800   43,523   (46,167)

Net income for
the three
months ended
March 31, 2003
(Unaudited)          -       -      -       -        -       -         -      (1,651)
                  -------- ------ ------  ------ -------- ------- -------- ----------
BALANCE,
March 31, 2003
(Unaudited)        100,000 $  100 30,000  $   30  800,000 $   800 $ 43,523 $ (47,818)
                  ======== ====== ======  ====== ======== ======= ======== ==========

 The accompanying notes are an integral part of these financial statements.
                                     36
                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                          STATEMENT OF CASH FLOWS

                                                          From      From      From
                                                       Inception Inception  Inception
                                              For the   (March 4, (March 4, (March 4,
                                          Three months    2002)      2002)   2002)
                                               Ended       To         To       To
                                              March 31, March 31,  December March 31,
                                                2003       2002    31, 2002    2003
                                             ---------- --------- --------- ---------
                                            (Unaudited)(Unaudited)        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
 Cash from sales                             $  17,006  $    500  $ 27,658  $ 44,664
 Cash paid to suppliers and others             (18,845)     (363)  (56,948)  (75,793)
                                             ---------- --------- --------- ---------
   Cash Flows (Used) by Operating
   Activities                                   (1,839)      137   (29,290)  (31,129)
                                             ---------- --------- --------- ---------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of office equipment                     (200)        -      (684)     (884)
                                             ---------- --------- --------- ---------
   Cash Flows Provided (Used) by
   Investing Activities                           (200)        -      (684)     (884)
                                             ---------- --------- --------- ---------
CASH FLOWS FROM FINANCING ACTIVITIES
 Short-term loan - individual                    2,000       100         -     2,000
 Issuance of Preferred Series A stock                -        70        70        70
 Issuance of Preferred Series B stock                -         -    30,000    30,000
                                             ---------- --------- --------- ---------
   Cash Flows Provided (Used) by
   Financing Activities                          2,000       170    30,070    32,070
                                             ---------- --------- --------- ---------
NET INCREASE (DECREASE) IN CASH                    (39)      307        96        57

CASH - BEGINNING OF PERIOD                          96         -         -         -
                                             ---------- --------- --------- ---------
CASH - END OF PERIOD                         $      57  $    307  $     96  $     57
                                             ========== ========= ========= =========


                                 Continued
                                     37


                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                          STATEMENT OF CASH FLOWS

                                                          From      From      From
                                                       Inception Inception  Inception
                                              For the   (March 4, (March 4, (March 4,
                                          Three months    2002)      2002)   2002)
                                               Ended       To         To       To
                                              March 31, March 31,  December March 31,
                                                2003       2002    31, 2002    2003
                                             ---------- --------- --------- ---------
                                            (Unaudited)(Unaudited)        (Unaudited)
RECONCILIATION OF NET INCOME (LOSS) TO NET
CASH PROVIDED (USED) BY OPERATING ACTIVITIES

 NET INCOME (LOSS)                           $  (1,651) $ (3,753) $ 46,167) $(47,818)

Adjustment to reconcile net income (loss) to
 net cash provided (used) by operating
 activities
  Common stock issued for services                   -       800       800       800
  Preferred Series A stock issued for
   services                                          -     3,000     3,000     3,000
  Noncash capital contributed by
   stockholder                                       -         -    10,583    10,583
  Depreciation                                      55         -       137       192
  Changes in assets and liabilities
   Accounts payable                               (308)       90     2,357     2,049
   Accrued interest payable                         65         -         -        65
                                             ---------- --------- --------- ---------
   Total Adjustments                              (188)    3,890    16,877    16,689
                                             ---------- --------- --------- ---------
NET CASH PROVIDED (USED) BY OPERATING
ACTIVITIES                                   $  (1,839) $    137  $(29,290) $(31,129)
                                             ========== ========= ========= =========
NONCASH TRANSACTIONS
 Common stock issued for services            $       -  $    800  $    800  $    800
                                             ========== ========= ========= =========
 Preferred Series A stock issued for
  services                                   $       -  $  3,000  $  3,000  $  3,000
                                             ========== ========= ========= =========
 Noncash capital contributed by
  stockholder                                $       -  $      -  $ 10,583  $ 10,583
                                             ========== ========= ========= =========






 The accompanying notes are an integral part of these financial statements
                                     38

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS
         (Information Subsequent to December 31, 2002 is Unaudited)

NOTE   1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization
     ------------
     The Company was organized under the laws of the State of Nevada on March 4, 2002 and has elected a fiscal year end of December 31st. The Company intends to engage in business operations to produce and market interactive CD's to help people, organizations and companies tap into the interactive CD medium. The Company is considered a development stage company as defined in SFAS No. 7. The Company, has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. All customers are from Utah and Arizona and 34% and 25% of the sales are from two customers.

     Net Earnings Per Share
     ----------------------
     The computation of net income (loss) per share of common and convertible preferred series A and B stock is based on the weighted average number of shares outstanding during the period presented.

     Income Taxes
     ------------
     Income tax expense includes federal and state taxes currently payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes. Due to a loss from inception, the Company has no tax liability. At this time the Company has no deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

     Cash and Cash Equivalents
     -------------------------
     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the period ending December 31, 2002, the Company did not have non-cash investing.

     Use of Estimates
     ----------------
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Office Equipment
     ----------------
     Office equipment was recorded at cost. The Company uses accelerated methods of computing depreciation for financial reporting purposes and for income tax purposes. The estimated life of the equipment is 5 years.



                                     39
                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS
         (Information Subsequent to December 31, 2002 is Unaudited)

NOTE   1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Revenue recognition
     -------------------
     The Company recognizes revenue at the time its customers take delivery of a completed interactive CD and ownership title has past to the
     customer.   The CD is sold as is and has no money back guarantee or
     product warranties.

     Unaudited Interim Information
     -----------------------------
     In the opinion of management, the unaudited financial statements reflect all adjustments, consisting only of normal adjustments, necessary to present fairly, the financial position of the Company at March 31, 2003 and the results of operations and cash flows for the three months then ended. The results of operations and cash flows for the three months ended March 31, 2003, should not necessarily be taken as indicative of the results of operations and cash flows for the entire year ended December 31, 2003.

NOTE   2  -  COMMON AND PREFERRED STOCK TRANSACTIONS AND TERMS

     The Company, on March 4, 2002, issued 800,000 shares of its Common Stock to initial stockholders as compensation for services rendered at $.001 per share (par value) for a total amount of $800. The shares were valued at the fair market value of the services performed. Also, the Company on March 4, 2002, issued 100,000 shares of its Preferred Convertible Series A stock. Legal counsel was issued as compensation for services rendered 30,000 shares at $.10 per share for a total amount of $3,000. Frontier Consulting LLC was issued 70,000 shares at $.001 per share (par value) for $70 cash. The shares issued for services were valued at the fair market value of the services performed.

     The Series A Convertible Preferred Stock is convertible into Common Stock of the Company at a rate of one share of Preferred Stock for one share of Common Stock. The holder or the Company may convert the Series A Convertible Preferred Stock at any time when the Company has an effective registration statement on file registering the Common Stock underlying the conversion. The Company has the right to redeem the Preferred Shares at any time prior to receipt by the Company of a Notice of Conversion from the holder. The redemption price is equal to 100% of the liquidation value of the shares plus all unpaid dividends on the shares. Holders of shares of Series A Convertible Preferred Stock will be entitled to receive cash dividends, when declared, at an annual rate of $.001 per share, and no more, payable annually in arrears on December 31, of each year. The Dividends will be noncumulative and accrue without interest. The Series A Convertible Preferred Stock will have priority as to dividends over the Common Stock of the Company. The Series A Convertible Preferred Stock has a liquidation preference of $1.00 per share. The holders of the shares of Series A Convertible Preferred Stock have no preemptive rights with respect to any securities of the Company.

     The Company during April and May of 2002 issued 30,000 shares of its Preferred Convertible Series B stock. The 30,000 shares were issued for cash at $1.00 per share for a total cash amount received of $30,000.
                                     40


                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS
         (Information Subsequent to December 31, 2002 is Unaudited)

NOTE   2  -  COMMON AND PREFERRED STOCK TRANSACTIONS AND TERMS

     The Series B Convertible Preferred Stock is convertible into Common Stock of the Company at a rate of 1.2 shares of Preferred Stock for one share of Common Stock. The holder or the Company may convert the Series B Convertible Preferred Stock at any time when the Company has an effective registration statement on file registering the Common Stock underlying the conversion. The Company has the right to redeem the Preferred Shares at any time prior to receipt by the Company of a Notice of Conversion from the holder. The redemption price is equal to 100% of the liquidation value of the shares plus all unpaid dividends on the shares. Holders of shares of Series B Convertible Preferred Stock will be entitled to receive cash dividends, when declared, at an annual rate of $.001 per share, and no more, payable annually in arrears on December 31, of each year. The Dividends will be noncumulative and accrue without interest. The Series B Convertible Preferred Stock will have priority as to dividends over the Common Stock of the Company but its dividend priority is equal to that of Preferred Series A Stock. The Series A Convertible Preferred Stock has a liquidation preference of $1.00 per share and this preference is also equal to that of Preferred Series A Stock. The holders of the shares of Series B Convertible Preferred Stock have no preemptive rights with respect to any securities of the Company.

     At December 31, 2002, 136,000 shares of the Company's common stock were reserved for conversion of Preferred Series A and B Convertible Stock. The liquidation value of the Preferred Series B Convertible Stock is $30,000.

NOTE    3  -  RELATED PARTY TRANSACTIONS

     The Company purchased from a related entity a business plan covering its interactive CD business for an amount of $15,000. This amount is part of the expense shown in the statement of operations under marketing. An officer of the Company and his brother each own 50% of the related entity. The officer contributed his share of the amount due him from the above transaction to the Company. The amount of the noncash contribution by the stockholder relating to the sale of the business plan to the Company was $7,230 and is shown as contributed capital in the statement of stockholders' equity.

     An officer of the Company is providing free office space to the Company and the free use of office equipment to the Company. The fair market value of the above provided free to the Company has been shown as contributed capital in these financial statements with the related expense shown in the statement of operations. The amount of the contributed capital for the above through December 31, 2002 was $3,353. Thus, the total of contributed capital by officers of the Company through December 31, 2002 was $10,583. Certain officers and directors, who are also stockholders, received payment for time and services performed during the period ended December 31, 2002 totaling $38,668. These payments are included in costs of goods sold expense ($17,644), marketing expense ($4,876), and product development expense ($16,148).

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS
         (Information Subsequent to December 31, 2002 is Unaudited)

NOTE    4   GOING CONCERN

     The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As reported in the financial statements, the Company had an accumulated deficit at December 31, 2002 of $46,167. The Company is in the development stage, and has very limited operating capital. The Company has not yet established revenues sufficient to cover its operating cost, and these factors create doubt as to whether it can continues as a going concern.

     The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses.
     If the Company is unable to obtain adequate capital it could be forced to cease operations.

     In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company by obtaining capital from the sale of its common stock to meet future capital needs to market its products and to pay additional salaries and administrative costs related to plans for increasing sales. Whether the sale of common stock is successful or not the Company plans to move forward in its organizational plans as explained in Note 1. The Company will do this through continued effort to promote and sale its interactive CD's.
     The Company will continue to try and keep expenses as low as possible; use noncash contributed capital as much as feasible and viable. Management will grow the Company as fast as it can based on capital from sales as it has done since inception , if outside capital from stock sales is not obtained. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

     The ability of the Company to continue as a going concern is dependent upon its ability to success fully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS
         (Information Subsequent to December 31, 2002 is Unaudited)

NOTE    5   INCOME TAXES
     Income tax expense consists of the following components:

     Current                                           $       -

     Estimated deferred tax liability (benefits)          (6,925)

     Less valuation allowance                              6,925
                                                       ----------
     Net                                               $       -

     At December 31, 2002, the Company had an estimated net federal operating loss (NOL) of $46,167, which can be carried forward to offset operating income. The net operating loss expires in 2022. A valuation allowance of $6,925 has been established for those tax credits, which are not expected to be realized.

NOTE    6  -  PROPOSED PUBLIC OFFERING OF COMMON STOCK

     The Company is in the process of completing a Form SB-2 Registration Statement under the Securities Act of 1933. The Company is proposing to sell a maximum of 200,000 shares of its common stock at $1.00 per share for a total maximum of $200,000. The period of the offering to sell the common stock will be 120 days from the effective date of the Registration Statement. The officers of the Company will act as sales agents and will not be paid any commissions on the sale of the common stock. Expenses of the offering are estimated to be $25,000. The Company is also proposing to register the 136,000 shares of common stock underlying its already issued and outstanding shares of Preferred Convertible Series A and B stock as part of the above filing.

NOTE    7  -  SHORT-TERM LOAN

     During February of 2003, the Company borrowed $2,000 from an individual on a short-term basis.

     The loan was repaid in May of 2003 along with $195 of interest.

               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                   ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.


     We have not authorized anyone other than our officers and directors to give any information or to make any representation not contained in this prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained throughout this prospectus is correct as of any time subsequent to the date hereof.

     Until _________________________, 2003 (__ days from the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.


                              GRAFIX2GO, INC.

                       200,000 Shares of Common Stock

                                 PROSPECTUS

                        ______________________, 2003



___________________________________________________________________________

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

___________________________________________________________________________

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

     (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

          1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

               (a)  By the stockholders;

               (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

               (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

               (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

               (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

               (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

          7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

                                                   Amount
     Expense                                       Maximum
     -------                                   -------------

     SEC Registration Fees                     $       30.91
     Blue Sky fees and expenses                $    2,500.00
     Printing and shipping expenses            $    3,500.00
     Legal fees and expenses                   $   15,000.00
     Accounting fees and expenses              $    2,000.00
     Transfer and miscellaneous expenses       $    1,969.09

     Total                                     $   25,000.00

                  RECENT SALES OF UNREGISTERED SECURITIES

     We have issued the following unregistered securities since our inception:

     On March 4, 2002, 275,000 restricted common shares were issued to our President and director, Brandon Stillman, pursuant to a pre-incorporation subscription agreement. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

     On March 4, 2002, 275,000 restricted common shares were issued to our Secretary /Treasurer and director, Jared Stillman, pursuant to a pre-incorporation subscription agreement. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

     On March 4, 2002, 250,000 restricted common shares were issued to our director, Charles Stillman, pursuant to a pre-incorporation subscription agreement. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

     On March 4, 2002, 70,000 restricted Series A Convertible Preferred shares were issued to Frontier Consulting, LLC for $70.00 pursuant to a pre-incorporation subscription agreement. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On March 4, 2002, 30,000 restricted Series A Convertible Preferred shares were issued to the law firm of Poulton & Yordan pursuant to a pre-incorporation subscription agreement. The shares were issued for legal services valued at $3,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

     On April 10, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to Dr. Lowell K. Anderson pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On April 18, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to Donald and Elaine Deru pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On April 23, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to the Randy Fellows Retirement Trust pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On April 23, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to the DJ Clark Family Limited Partnership pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share.
The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On April 29, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to Charles L. Smith pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

                                  EXHIBIT INDEX

SEC
Reference   Exhibit No.  Document                             Location
---------   -----------  -----------------------------------  ----------------
3           3.01         Articles of Incorporation            As filed
3           3.02         Amended Bylaws                       As filed
5           5.01         Opinion on Legality                  As filed
23          23.01        Consent of Independent Auditors      Attached
23          23.02        Consent of Attorney                  As filed
99          99.01        Specimen Subscription Agreement      As filed

                                  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Grafix2Go pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Grafix2Go in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     We hereby undertake to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 242(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


                                   SIGNATURES

     The issuer has duly caused this SB-2/A-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on June 23, 2003.


                                   Grafix2Go, Inc.


                                   By: /s/ Charles Stillman
                                   __________________________________________
                                   Charles Stillman, Chief Executive
                                   Officer, Principal Financial Officer and
                                   Principal Accounting Officer

     This SB-2/A-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Title                     Date


/s/ Charles Stillman               June 23, 2003
________________________________
Charles Stillman, Director



/s/ Brandon Stillman               June 23, 2003
________________________________
Brandon Stillman, Director



/s/ Jared Stillman                 June 23, 2003
________________________________
Jared Stillman, Director













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